                                                                 Exhibit (g)(14)
                       FOREIGN CUSTODY MANAGER AGREEMENT

     AGREEMENT made as of January 6, 2003 between each entity listed on Schedule 1 attached hereto (each a "Fund" and collectively, "Funds") and The Bank of New York ("BNY").


                                  WITNESSETH:

     WHEREAS, the Fund and BNY have entered into a Custody Agreement (the "Custody Agreement");

     WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made each of its current series listed on
Schedule 1 hereto (the "Series"), as may be amended from time to time, subject to this Agreement;

     WHEREAS, the Fund desires to appoint BNY as a Foreign Custody Manager on the terms and conditions contained herein;

     WHEREAS, BNY desires to serve as a Foreign Custody Manager and perform the duties set forth herein on the terms and conditions contained herein; and

     NOW THEREFORE, in consideration of the mutual promises hereinafter contained in this Agreement, the Fund and BNY hereby agree as follows:

                                   ARTICLE I.
                                  DEFINITIONS

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     1. "BOARD" shall mean the board of directors or board of trustees, as the case may be, of the Fund.

     2. "ELIGIBLE FOREIGN CUSTODIAN" shall have the meaning provided in the Rule.

     3. "MONITORING SYSTEM" shall mean a system established by BNY to fulfill the Responsibilities specified in clauses (d) and (e) of Section 1 of Article III of this Agreement.

     4. "RESPONSIBILITIES" shall mean the responsibilities delegated to BNY under the Rule as a Foreign Custody Manager with respect to each Specified Country and each Eligible Foreign Custodian selected by BNY, as such responsibilities are more fully described in Article III of this Agreement.

     5. "RULE" shall mean Rule 17f-5 under the Investment Company Act of 1940, as amended on June 12, 2000.

     6. "SPECIFIED COUNTRY" shall mean each country listed on Schedule 2 attached hereto (as amended from time to time) and each country, other than the United States, constituting the primary market for a security with respect to which the Fund has given, or may give, settlement instructions to The Bank of New York as custodian (the "Custodian") under its Custody Agreement with the Fund.

                                  ARTICLE II.
                        BNY AS A FOREIGN CUSTODY MANAGER

     1. The Fund on behalf of its Board hereby delegates to BNY with respect to each Specified Country the Responsibilities.

     2. BNY accepts the Board's delegation of Responsibilities with respect to each Specified Country and agrees in performing the Responsibilities as Foreign Custody Manager to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Fund's assets would exercise.

     3. BNY shall provide to the Board and the Fund's investment adviser at such times as the Board deems reasonable and appropriate based on the circumstances of the Fund's foreign custody arrangements (but in no event less frequently than quarterly) written reports notifying the Board and the Fund's investment adviser of the placement of assets of the Fund with a particular Eligible Foreign Custodian within a Specified Country and shall promptly notify the Board and the Fund's investment adviser of any material change in the arrangements (including the contract governing such arrangements) with respect to assets of the Fund with any such Eligible Foreign Custodian.


                                  ARTICLE III.
                                RESPONSIBILITIES

     1. Subject to the provisions of this Agreement, BNY shall with respect to each Specified Country select an Eligible Foreign Custodian. In connection therewith, BNY shall: (a) determine that assets of the Fund held by such Eligible Foreign Custodian will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which such Eligible Foreign Custodian operates, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those contained in paragraph (c)(1) of the Rule; (b) determine that the Fund's foreign custody arrangements with each Eligible Foreign Custodian are governed by a written contract with the Custodian which will provide reasonable care for the Fund's assets based on the standards specified in paragraph (c)(1) of the Rule; (c) determine that each contract with an Eligible Foreign Custodian shall include the provisions specified in paragraph (c)(2)(i)(A) through (F) of the Rule or, alternatively, in lieu of any or all of such (c)(2)(i)(A) through (F) provisions, such other provisions as BNY determines will provide, in their entirety, the same or a greater level of care and protection for the assets of the Fund as such specified provisions; (d) monitor pursuant to the Monitoring System the appropriateness of maintaining the assets of the Fund with a particular Eligible Foreign Custodian pursuant to paragraph (c)(1) of the Rule and the performance of the contract governing such arrangement;

and (e) advise the Fund and the Fund's investment adviser, as soon as reasonably possible, whenever BNY determines under the Monitoring System that an arrangement (including, any material change in the contract governing such arrangement) described in preceding clause (d) no longer meets the requirements of the Rule.

     2. For purposes of clause (d) of the preceding Section 1 of this Article, BNY's determination of appropriateness shall not include, nor be deemed to include, any evaluation of Country Risks associated with investment in a particular country. For purposes hereof, "Country Risks" shall mean systemic risks of holding assets in a particular country including but not limited to (a) an Eligible Foreign Custodian's use of any depositories that act as or operate a system or a transnational system for the central handling of securities or any equivalent book-entries; (b) such country's financial infrastructure; (c) such country's prevailing custody and settlement practices (but not the custody and settlement practices of any Eligible Foreign Custodian whose custody and settlement practices are not such prevailing practices); (d) nationalization, expropriation or other governmental actions; (e) regulation of the banking or securities industry; (f) currency controls, restrictions, devaluations or fluctuations; and (g) market conditions which affect the orderly execution of securities transactions or affect the value of securities.


                                  ARTICLE IV.
                                REPRESENTATIONS

     1. The Fund hereby represents that: (a) this Agreement has been duly authorized, executed and delivered by the Fund, constitutes a valid and legally binding obligation of the Fund enforceable in accordance with its terms, and, to the Fund's knowledge, no statute, regulation, rule, order, judgment or contract binding on the Fund prohibits the Fund's execution or performance of this Agreement; (b) this Agreement has been approved and ratified by the Board at a meeting duly called and at which a quorum was at all times present; and (c) the Board or the Fund's Investment Adviser has considered the Country Risks associated with investment in each Specified Country and will have considered such risks prior to any settlement instructions being given to the Custodian with respect to any other country.

     2. BNY hereby represents that: (a) BNY is a duly organized and existing under the laws of the State of New York, with full power to carry on its businesses as now conducted, and to enter into this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly authorized, executed and delivered by BNY, constitutes a valid and legally binding obligation of BNY enforceable in accordance with its terms, and, to BNY's knowledge, no statute, regulation, rule, order, judgment or contract binding on BNY prohibits BNY's execution or performance of this Agreement; (c) BNY has established and will maintain the Monitoring System, and (d) BNY is a U.S. Bank as defined in paragraph (a)(7) of the Rule.

                                   ARTICLE V.
                                 CONCERNING BNY

     1. BNY shall not be liable under this Agreement for any costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, the Fund except to the extent the same arises out of the failure of BNY to exercise the care, prudence and diligence required by Section 2 of Article II hereof. In no event shall BNY be liable to the Fund, the Board, or any third party for special, indirect or consequential damages, or for lost profits or loss of business, arising in connection with this Agreement.

     2. The Fund shall indemnify BNY and hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, BNY by reason or as a result of any action or inaction, or arising out of BNY's performance hereunder, provided that the Fund shall not indemnify BNY to the extent any such costs, expenses, damages, liabilities or claims arises out of BNY's failure to exercise the reasonable care, prudence and diligence required by Section 2 of Article II hereof, nor shall the Fund be liable to BNY or any third party for special, indirect or consequential damages, or for lost profits or loss of business arising in connection with this Agreement.

     3. For its services hereunder, the Fund agrees to pay to BNY such compensation and out-of-pocket expenses as shall be mutually agreed.

     4. BNY shall have only such duties as are expressly set forth herein. In no event shall BNY be liable for any Country Risks associated with investments in a particular country.


                                  ARTICLE VI.
                                 MISCELLANEOUS

     1. This Agreement constitutes the entire agreement between the Fund and BNY as a foreign custody manager, and no provision in the Custody Agreement between the Fund and the Custodian shall affect the duties and obligations of BNY hereunder, nor shall any provision in this Agreement after the duties or obligations of the Custodian under the Custody Agreement.

     2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to BNY, shall be sufficiently given if received by it at its offices at 100 Church Street, 10th Floor, New York, New York 10286, or at such other place as BNY may from time to time designate in writing.

     3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if received by it at its offices at 7337 E. Doubletree Ranch Road, Scottsdale, AZ 85258 or at such other place as the Fund may from time to time designate in writing.

     4. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided however, that this Agreement shall not be assignable by either party without the written consent of the other.

     5. This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Fund and BNY hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Fund and BNY each hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Fund and BNY each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

     6. The parties hereto agree that in performing hereunder, BNY is acting solely on behalf of the Fund and no contractual or service relationship shall be deemed to be established hereby between BNY and any other person by reason of this Agreement.

     7. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     8. This Agreement shall terminate simultaneously with the termination of the Custody Agreement between the Fund and the Custodian, and may otherwise be terminated by either party giving to the other party a notice in writing specifying the date of such termination, which shall be not less than thirty
(30) days after the date of such notice.

     9. A copy of the Declaration of Trust of the each Fund that is a Massachusetts Business Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Board of Trustees of the Fund as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Fund; provided, however, that the Declaration of Trust of the Fund provides that the assets of a particular Series of the Fund shall under no circumstances be charged with liabilities attributable to any other Series of the Fund and that all persons extending credit to, or contracting with or having any claim against a particular Series of the Fund shall look only to the assets of that particular Series for payment of such credit, contract or claim.

     IN WITNESS WHEREOF, the Fund and BNY have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written.



                                        By: /s/ [illegible]
                                            --------------------------------

                                        on behalf of each Fund identified on
                                        Schedule 1 hereto


                                        THE BANK OF NEW YORK

                                        By: /s/ EDWARD G. McGANN
                                            --------------------------------

                                        Title:  EDWARD G. McGANN
                                                 VICE PRESIDENT

                                   SCHEDULE 1
                                   ----------
                             AS OF JANUARY 6, 2003

GCG TRUST:

Capital Growth Series
Value Equity Series
Asset Allocation Growth Series
Diversified Mid-Cap Series
Internet Tollkeeper Series
Limited Maturity Bond Series
Liquid Asset Series
Equity Opportunity Series
Focus Value Series
Fundamental Growth Series
All Cap Series
Investors Series
Strategic Equity Series
Fund for Life

                                   SCHEDULE 1
                                   ----------
                         AMENDED AS OF JANUARY 13, 2003
                    TO INCLUDE THE ADDITION OF THE FOLLOWING

GCG TRUST:

Mid-Cap Growth Series
Research Series
Total Return Series
Fully Managed Series
Developing World Series
Hard Assets Series
Managed Global Series
International Equity Series
International Enhanced EAFE Series
Growth Series
Janus Growth and Income Series
Special Situations Series
Core Bond Series
Global Franchise Series
Equity Income Series
Large Cap Value Series
Capital Guardian Small Cap Series
J.P. Morgan Fleming Small Cap
Equity Growth Series
Real Estate Series
Van Kampen Growth and Income Series

                                   SCHEDULE 1
                                   ----------
                          AMENDED AS OF MARCH 13, 2003
                    TO INCLUDE THE ADDITION OF THE FOLLOWING

ING GET FUND:

ING GET Fund - Series V

                                   SCHEDULE 1
                          AMENDED AS OF APRIL 7, 2003
                    TO INCLUDE THE ADDITION OF THE FOLLOWING

ING FUNDS TRUST:

ING GNMA Income Fund
ING High Yield Opportunity Fund
ING Lexington Money Market Trust
ING Money Market Fund
ING National Tax-Exempt Bond Fund
ING Strategic Bond Fund
ING Intermediate Bond Fund
ING Classic Money Market Fund
ING High Yield Bond Fund

                                   SCHEDULE 1
                           AMENDED AS OF MAY 1, 2003
                    TO INCLUDE THE ADDITION OF THE FOLLOWING

ING EQUITY TRUST:

ING Principal Protection Fund VII

                                   SCHEDULE 1
                           AMENDED AS OF JULY 1, 2003
                    TO INCLUDE THE ADDITION OF THE FOLLOWING

ING MUTUAL FUNDS:

ING Foreign Fund

                                   SCHEDULE 2

                              Specified Countries

Argentina                                              Lithuania
Australia                                              Luxembourg
Austria                                                Malaysia
Bahrain                                                Mauritius
Bangladesh                                             Mexico
Belgium                                                Morocco
Bermuda                                                Namibia
Bolivia                                                Netherlands
Botswana                                               New Zealand
Brazil                                                 Nigeria
Bulgaria                                               Norway
Canada                                                 Oman
Chile                                                  Pakistan
China                                                  Panama
Colombia                                               Peru
Costa Rica                                             Philippines
Croatia                                                Poland
Cyprus                                                 Portugal
Czech Republic                                         Romania
Denmark                                                Russia
Ecuador                                                Singapore
Egypt                                                  Slovakia
Estonia                                                Slovenia
Finland                                                South Africa
France                                                 South Korea
Germany                                                Spain
Ghana                                                  Sri Lanka
Greece                                                 Swaziland
Hong Kong                                              Sweden
Hungary                                                Switzerland
India                                                  Taiwan
Indonesia                                              Thailand
Ireland                                                Transnational
Israel                                                 Turkey
Italy                                                  Ukraine
Ivory Coast                                            United Kingdom
Japan                                                  Uruguay
Jordan                                                 Venezuela
Kenya                                                  Zambia
Latvia                                                 Zimbabwe
Lebanon

[ING FUNDS LOGO]

June 6, 2003

Ms. Martha Pierce
Mutual Funds Relationship Management
The Bank of New York
100 Church Street, 10th Floor
New York, NY 10286

Dear Ms. Pierce:

Pursuant to the Foreign Custody Manager Agreement dated January 6, 2003 (the "Agreement"), we hereby notify you of the addition of the following countries to be added/included on Schedule 2 to the Agreement:

     Cayman Islands
     Iceland
     Jamaica
     Palestine
     Vietnam

If you have any questions, please contact me at (480) 477-2118.

Sincerely,

/s/ Michael J. Roland
--------------------------------------------------
Michael J. Roland
Executive Vice President & Chief Financial Officer

                               AMENDED SCHEDULE 2
                              SPECIFIED COUNTRIES



COUNTRY         EFFECTIVE DATE      COUNTRY         EFFECTIVE DATE
-------         --------------      -------         --------------

Argentina        January 6, 2003    Japan           January 6, 2003
Australia        January 6, 2003    Jordan          January 6, 2003
Austria          January 6, 2003    Kenya           January 6, 2003
Bahrain          January 6, 2003    Lithuania       January 6, 2003
Bangladesh       January 6, 2003    Luxembourg      January 6, 2003
Belgium          January 6, 2003    Malaysia        January 6, 2003
Bermuda          January 6, 2003    Mauritius       January 6, 2003
Bolivia          January 6, 2003    Mexico          January 6, 2003
Botswana         January 6, 2003    Morocco         January 6, 2003
Brazil           January 6, 2003    Namibia         January 6, 2003
Bulgaria         January 6, 2003    Netherlands     January 6, 2003
Canada           January 6, 2003    New Zealand     January 6, 2003
Cayman Islands   May 12, 2003       Nigeria         January 6, 2003
Chile            January 6, 2003    Norway          January 6, 2003
China            January 6, 2003    Oman            January 6, 2003
Columbia         January 6, 2003    Pakistan        January 6, 2003
Costa Rica       January 6, 2003    Palestine       May 12, 2003
Croatia          January 6, 2003    Panama          January 6, 2003
Cyprus           January 6, 2003    Peru            January 6, 2003
Czech Republic   January 6, 2003    Philippines     January 6, 2003
Denmark          January 6, 2003    Poland          January 6, 2003
Ecuador          January 6, 2003    Portugal        January 6, 2003
Egypt            January 6, 2003    Romania         January 6, 2003
Estonia          January 6, 2003    Russia          January 6, 2003
Finland          January 6, 2003    Singapore       January 6, 2003
France           January 6, 2003    Slovakia        January 6, 2003
Germany          January 6, 2003    Slovenia        January 6, 2003
Ghana            January 6, 2003    South Africa    January 6, 2003
Greece           January 6, 2003    South Korea     January 6, 2003
Hong Kong        January 6, 2003    Spain           January 6, 2003
Hungary          January 6, 2003    Sri Lanka       January 6, 2003
Iceland          May 12, 2003       Swaziland       January 6, 2003
India            January 6, 2003    Sweden          January 6, 2003
Indonesia        January 6, 2003    Switzerland     January 6, 2003
Ireland          January 6, 2003    Taiwan          January 6, 2003
Israel           January 6, 2003    Thailand        January 6, 2003
Italy            January 6, 2003    Transnational   January 6, 2003
Ivory Coast      January 6, 2003    Turkey          January 6, 2003
Jamaica          May 12, 2003       Ukraine         January 6, 2003


United Kingdom     January 6, 2003
Uruguay            January 6, 2003
Venezuela          January 6, 2003
Vietnam            May 12, 2003
Zambia             January 6, 2003
Zimbabwe           January 6, 2003
